EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact: Bill Davis

Perficient, Inc.

314-995-8822

bill.davis@perficient.com

PERFICIENT REPORTS FOURTH QUARTER AND YEAR-END 2004 RESULTS

AUSTIN, Texas – February 2, 2004 – Perficient, Inc. (NASDAQ: PRFT) a leading business consulting and technology services firm in the central United States, today reported financial results for the quarter and year ended December 31, 2004.

Financial Highlights

For the fourth quarter ended December 31, 2004:

•                  Revenue from services and software, net of reimbursed expenses, was up 180% to $20.9 million compared to $7.5 million during the fourth quarter of 2003.

•                  Net income was up 150% to $1.3 million compared to $534 thousand during the fourth quarter of 2003.

•                  Diluted earnings per share were up 100% to $0.06 compared to $0.03 per share during the fourth quarter of 2003.

•                  Gross margin for services revenue was 38.4% compared to 45.0% in the fourth quarter of 2003. Gross margin for software revenue was 12.7%, compared to 24.7% in the fourth quarter of 2003.

•                  EBITDA(1) was up 171% to $2.7 million versus $1.0 million during the fourth quarter of 2003.

For the year ended December 31, 2004:

•                  Revenue from services and software, net of reimbursed expenses, was up 99% to $56.5 million compared to $28.3 million during 2003.

•                  Net income was up 273% to $3.9 million compared to $1.1 million during 2003.

•                  Diluted earnings per share were up 171% to $0.19 earnings per share compared to $0.07 per share during 2003.

•                  Gross margin for services revenue was 39.2% in 2004 compared to 43.5% in 2003. Gross margin for software revenue was 13.9%, compared to 18.6% in 2003.

•                  EBITDA(1) was up 129% to $7.8 million compared to $3.4 million during 2003.

“Q4 was a great close to a strong year,” said Jack McDonald, Perficient’s chairman and chief executive. “We posted the highest revenue total in Company history, the core business executed superbly and we laid the foundation for future growth with the accretive acquisition of ZettaWorks late in the quarter. Additionally, the tremendous Q4 software sales have us optimistic about the associated services revenues we anticipate could follow in 2005.”

“The business made progress on several fronts during 2004.  We became the leading WebSphere and enterprise application integration consultancy in the central US and added more than 170 clients to our book of business. We established locations in seven new cities, tripled the size of our consulting force, took our revenue run-rate(2) from $28 million to more than $75 million and accelerated our goal of achieving

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income.  EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.  EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

(2) Run-rate is a non-GAAP measure and is not intended to be a measure that should be regarded as an alternative to or more meaningful than traditional GAAP measures.  Run-rate measures presented may not be comparable to similarly titled measures presented by other companies.  The run-rate for 2003 is historical 2003 total revenue excluding reimbursed expenses and our current run-rate is annualized Q4 2004 total revenue excluding reimbursed expenses.

$100 million in revenues by a full year – to the end of 2005. New and recurring business from solid clients is driving this growth and we’re as excited as we’ve ever been about Perficient’s future.”

Other 2004 Highlights

Among other achievements in 2004, Perficient:

• Completed the acquisitions of Genisys Consulting, Meritage Technologies and ZettaWorks;

• Added new customer relationships and follow-on projects with leading companies including: Anheuser-Busch, Chicago Board of Trade, Chicago Mercantile Exchange, Cingular Wireless, Cole Taylor, DaimlerChrysler, General Mills, Sara Lee, KV Pharmaceutical, Nash Finch, Novartis, Pepsi, Pfizer, Scottrade, ShopNBC, State Farm, Tufts, T-Mobile, Union Bank of California, Wachovia Securities and Watson Wyatt Worldwide;

• Introduced a hybrid on-site/offshore project delivery model designed to enable Perficient to offer clients high levels of customer service and value by blending expert US consultants with offshore resources from India and Macedonia;

• Was recognized by VARBusiness magazine for the third consecutive year as a member of the VARBusiness 500, an annual listing of the top solution providers in the United States by revenue;

• Was named for the second consecutive year to Deloitte & Touche’s 2004 Fast500 and Texas Fast50, listings of the fastest growing technology companies in North America and Texas, from 1999-2003;

• Appointed two leading technology industry veterans, Kenneth R. Johnsen and Ralph Derrickson to its Board of Directors;

• Increased the total size of our credit facility with Silicon Valley Bank from $6 million to $13 million (under which only $3.8 million has been drawn as of December 31, 2004); and

• Initiated an active investor relations program, presenting at three industry conferences, meeting with dozens of institutional investors and securing coverage from equity analysts at Stifel, Nicolaus & Co. and Gilford Securities.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The Company expects its Q1 2005 services and software revenue, net of reimbursed expenses, to be in the range of $18.0 million to $19.2 million, comprised of $17.2 million to $18.0 million in services revenue and $800 thousand to $1.2 million in software revenue.  The Company has amended its revenue guidance policy on software to include software sales actually booked as of the guidance date and a software revenue forecast based on the Company’s software sales pipeline.  The Q1 2005 forecast range of services revenue would represent services revenue growth of 158% to 170% over the first quarter of 2004.

Conference Call Details

Perficient will host a conference call regarding fourth quarter and full year 2004 financial results today at 4:30 p.m. EST.

WHAT: Perficient Fourth Quarter and Full Year 2004 Results

WHEN: Wednesday, February 2, 2005, at 4:30 p.m. EST

CONFERENCE CALL NUMBERS: 888-396-2298 (U.S. and Canada) 617-801-6736 (International)

PARTICIPANT PASSCODE:12020654

REPLAY TIMES: Wednesday, February 3, 2005, at 6:30 p.m. EST, through Wednesday, February 10, 2005

REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)

REPLAY PASSCODE: 27598716

About Perficient

Perficient is a leading business consulting and technology services firm in the central United States. Perficient delivers business-driven technology solutions that enable our clients to reach new markets and increase revenues, strengthen customer relationships, reduce operating costs, increase productivity and empower their employees. Perficient is an award-winning “Premier Level” IBM business partner and a recognized expert in IBM’s WebSphere® software. Perficient’s partners include leading eBusiness technology and services providers including IBM, Tibco, Microsoft, Wily Technology, Adobe, ATG, Grumium and others. For more information about Perficient, which has more than 425 professionals in the central US and Canada, please visit www.perficient.com.

IBM and WebSphere are trademarks of International Business Machines Corporation in the United States, other countries, or both.

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Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the Company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the Company’s growth, credit risks associated with the Company’s accounts receivable, the Company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the Company’s filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-QSB. Our reported results may be subject to adjustments, reserves, and other items that may be identified during the normal year-end audit process.

Use of Non-GAAP Financial Information

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA, which are adjusted from results based on GAAP to exclude certain expenses.  Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the users’ overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. These non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income from operations and net income is included in the unaudited consolidated statements of operations attached to this release.

PERFICIENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2003	2004	2003	2004
	(unaudited)		(unaudited)
Revenue
Services	$6,152,691	$13,558,905	$24,534,617	$43,330,757
Software	1,324,282	7,376,093	3,786,864	13,169,693
Reimbursable expenses	485,367	688,972	1,870,441	2,347,223
Total revenue	7,962,340	21,623,970	30,191,922	58,847,673

Cost of revenue
Project personnel costs	3,250,420	8,309,253	13,411,762	26,072,516
Software costs	996,847	6,442,764	3,080,894	11,341,145
Reimbursable expenses	485,367	688,972	1,870,441	2,347,223
Other project related expenses	132,356	49,243	453,412	267,416
Total cost of revenue	4,864,990	15,490,232	18,816,509	40,028,300
Gross margin	3,097,350	6,133,738	11,375,413	18,819,373

Selling, general and administrative	2,093,805	3,481,929	7,857,081	11,041,171
Stock compensation	25,889	8	135,927	26,621
EBITDA(1)	977,656	2,651,801	3,382,405	7,751,581

Depreciation	109,893	148,483	670,436	512,076
Amortization of intangibles	56,251	250,100	610,421	696,420
Income from operations	811,512	2,253,218	2,101,548	6,543,085
Interest income	360	858	3,286	2,564
Interest expense	(86,766)	(55,162)	(285,938)	(137,278)
Other	8,738	10,072	(13,459)	32,586
Income before income taxes	733,844	2,208,986	1,805,437	6,440,957
Provision for income taxes	200,000	872,331	755,405	2,527,669
Net income	$533,844	$1,336,655	$1,050,032	$3,913,288

Accretion of dividends on preferred stock	(19,607)	—	(157,632)	—
Net income available to common stockholders	$514,237	$1,336,655	$892,400	$3,913,288

Basic net income per share	$0.04	$0.07	$0.08	$0.22

Diluted net income per share	$0.03	$0.06	$0.07	$0.19
Shares used in computing basic net income per share	12,661,899	19,553,561	10,818,417	17,648,575
Shares used in computing diluted net income per share	16,527,898	23,008,965	15,306,151	20,680,507

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income.  EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2003	December 31, 2004
		(unaudited)
ASSETS
Current assets:
Cash	$1,989,395	$3,905,460
Accounts receivable, net	5,534,607	20,049,500
Other current assets	297,058	336,309
Total current assets	7,821,060	24,291,269
Net property and equipment	699,145	805,831
Net intangible assets	11,693,834	37,407,039
Other noncurrent assets	45,944	78,226
Total assets	$20,259,983	$62,582,365

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$775,980	$6,927,523
Current portion of long term debt	—	1,135,354
Other current liabilities	2,664,787	6,750,968
Current portion of notes payable to related parties	366,920	243,847
Total current liabilities	3,807,687	15,057,692
Long term debt, net of current portion	—	2,676,027
Notes payable to related parties, net of current portion	436,258	226,279
Total liabilities	4,243,945	17,959,998

Stockholders’ equity:
Common stock	14,033	20,914
Additional paid-in capital	76,315,780	102,637,699
Deferred stock compensation	(26,623)	(1,656,375)
Accumulated other comprehensive loss	(51,830)	(57,833)
Accumulated deficit	(60,235,322)	(56,322,038)
Total stockholders’ equity	16,016,038	44,622,367
Total liabilities and stockholders’ equity	$20,259,983	$62,582,365

Note:  Certain balances have been reclassified to conform with current period presentation.